SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           FRONTIER ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

              Nevada                                             87-0443026
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      (State or other jurisdiction of                        (IRS Employer
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      incorporation or organization)                    Identification No.)
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                               2413 Morocco Avenue
                          North Las Vegas, Nevada 89031
          (Address of Principal Executive Offices, including ZIP Code)

                             2005 Stock Option Plan
                            (Full title of the plan)

                          Christopher P. Flannery, Esq.
                        Astor Weiss Kaplan & Mandel, LLP
                                   The Bellvue
                             200 South Broad Street
                             Philadelphia, PA 19102
                     (Name and address of agent for service)

                                 (215) 790-0100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


 Title of plan to be    Amount to be       Proposed maximum
   registered (1)      Registered (2)       offering price
                                             per share (3)
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  2005 Stock Option       5,000,000              $0.04
        Plan
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       Totals             5,000,000
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              Proposed maximum                    Amount of
              aggregate offering                  registration fee
                   price (3)
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                $         200,000          $   6.14

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Totals          $         200,000          $   6.14
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(1) This amendment no.2 to the registrant's registration statement dated July
21, 2005 covers the additional common stock issuable upon the exercise of options issued under the amended 2005 Stock Option Plan of the registrant.

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issued under the amended 2005 Stock Option Plan by reason of any stock

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 dividend, stock split,
re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the last sale of the common stock reported on the pink sheets as of May 29, 2007, a date within five business days prior to the filing of this registration statement.


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                                   PROSPECTUS

                           FRONTIER ENERGY CORPORATION

                        5,000,000 Shares Of Common Stock

This prospectus relates to the offer and sale of up to 5,000,000 additional shares of Frontier Energy Corporation., a Nevada corporation (the "Company"), issuable upon the exercise of options issued to employees, advisors and consultants (collectively the "Optionees") pursuant to the 2005 Stock Option Plan, as amended (the "Stock Option Plan") that has been approved by the board of directors of the Company. The Company has already sold 4,940,000 shares of common stock pursuant to the Stock Option Plan before its amendment.

The common stock is not subject to any restriction on transferability, except with respect to resale restrictions applicable to shares of our common stock that are delivered to Optionees that are deemed to be our affiliates. Recipients of shares other than persons who are "affiliates" of Company within the meaning of the Securities Act of 1933 (the "Securities Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or any one of its subsidiaries. An "affiliate" of Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an Optionee who is not now an "affiliate" becomes an "affiliate" in the future, he/she would then be subject to Section 16(b) of the Exchange Act. The common stock is traded on the OTC Bulletin Board under the symbol "FRGY."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 30, 2007




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This prospectus is part of a registration statement which was filed and became effective under the Securities Act, and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Robert Genesi, Chairman of the Board, 2413 Morocco Avenue, North Las Vegas, Nevada 89031. The Company's telephone number is (702) 648-5849.

The Company is subject to the reporting requirements of the Exchange Act and files reports and other information with the Commission. These reports, as well as proxy statements, information statements and other information filed by the Company under the Exchange
Act, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.



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                                TABLE OF CONTENTS


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS                         6
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Item 1. Stock Option Plan information                                        6
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Item 2. Registrant Information and Employee Plan Annual Information          6
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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                           7
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Item 3. Incorporation of Documents by Reference                              7
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Item 4. Description of Securities                                            7
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Item 5. Interests of Named Experts and Counsel                               7
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Item 6. Indemnification of Officers, Directors, Employees and
        Agents; Insurance                                                    7
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Item 7. Exemption from Registration Claimed                                  9
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Item 8. Exhibits                                                             9
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Item 9. Undertakings                                                         9
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SIGNATURES                                                                  11
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                                     PART 1
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


ITEM 1. STOCK OPTION PLAN INFORMATION.

THE COMPANY

The Company has its principal executive offices at 2413 Morocco Avenue, North Las Vegas, Nevada 89031. The Company's telephone number is (702) 648-5849.

PURPOSE

The Company will issue common stock to Optionees upon the exercise of options held by those Optionees, which options were granted pursuant to the Stock Option Plan, which has been approved by the Board of Directors and stockholders of the Company. The Stock Option Plan is intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in our future prosperity, thereby advancing the interests of the Company, and all of our shareholders. A copy of the amended Stock Option Plan has been filed as an exhibit to this registration statement.

COMMON STOCK

The Company's Board of Directors has authorized the issuance of up to 10,000,000 shares of the common stock to the persons holding options covered by the amended Stock Option Plan upon effectiveness of this registration statement, of which 4,940,000 have already been issued.

OPTIONEES

The Company relies on employees and a variety of outside or independent consultants for a variety of services from time to time. In exchange for consulting services that benefit us, we intend to compensate them for their services under the terms of the Stock Option Plan by delivering options for the purchase of our common stock to them in lieu of cash compensation.

NO RESTRICTIONS ON TRANSFER

The Optionees will become the record and beneficial owners of the shares of common stock upon the exercise of options and will be entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not Applicable.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


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The following documents filed with the Commission by the Company are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as the Company's quarterly report filed on Form 10-QSB for the period ended March 31, 2007;

(b) The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended December 31, 2006;

(c) All other documents filed by the Company after the date of this amended registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

Section 78.7502 of the Nevada Revised Statutes provides:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim,



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issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act of 1933.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation SB and are specifically incorporated herein by this reference:

Exhibit No.           Title
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4.1                   Amended 2005 Stock Option Plan
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5.1                   Legal opinion of Astor Weiss Kaplan & Mandel, LLP.
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23.1                  Consent of Astor Weiss Kaplan & Mandel, LLP (Exhibit 5.1)
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23.2                  Consent of Independent Certified Public Accountant
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ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

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         (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Las Vegas, Nevada on this 30th day of May, 2007.

FRONTIER ENERGY CORPORATION
(Registrant)

/s/ Robert Genesi
------------------------------------------
Robert Genesi
President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                TITLE                                            DATE


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Robert Genesi      Principal Executive Officer                      May 30, 2007
Robert Genesi      Principal Financial Officer                      May 30, 2007
                   Principal Accounting Officer
                   Director



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